CONSENT OF RENE LEBLANC

I, Rene LeBlanc, hereby consent to the use of my name in connection with the reference to my involvement in the preparation and review of the scientific and technical information, and to the inclusion or incorporation by reference of the scientific and technical information related to me being incorporated by reference into the Post-Effective Amendment No. 1 to Form S-8 Registration Statement of Lithium Americas (Argentina) Corp. (Formerly Lithium Americas Corp.) being filed with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Rene LeBlanc
Rene LeBlanc

October 6, 2023